Exhibit 5.1

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068-1791

December 14, 2007

Ivivi Technologies, Inc.
135 Chestnut Ridge Road
Montvale, New Jersey  07645

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ivivi Technologies, Inc., a New Jersey corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-3, together with any subsequent amendments thereto (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement covers registration of the sale by the selling securityholders identified in the Registration Statement of up to 2,161,032 shares of common stock, no par value, of the Company (“Common Stock”), including an aggregate of 1,429,413 shares of Common Stock currently outstanding (the “Common Shares”) and an aggregate of 731,619 shares of Common Stock (the “Warrant Shares”) which are issuable upon exercise of certain warrants currently outstanding (the “Warrants”).

In connection with this opinion, we have examined the Registration Statement.  We have also examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion.  We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

Based on the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

(1)           the Common Shares are validly issued and fully paid and nonassessable; and

(2)           the Warrant Shares have been duly authorized and, when issued in accordance with the terms and conditions of the respective Warrants (including the due payment of any exercise price therefor specified in the Warrants), will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the laws of the State of New Jersey.  Our opinion is based on these laws as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, LOWENSTEIN SANDLER PC By: /s/ Lowenstein Sandler PC